BYLAWS

of

ELT Design Holdings Limited

ARTICLE 1 - COMPANY FORMATION

Section 1.01 - Formation

This Corporation is formed pursuant to Chapter 78 of the Nevada Revised Statutes ("NRS") and the laws of the State of Nevada.

Section 1.02 - Corporate Articles Compliance

The Board of Directors acknowledges that the Corporation's Articles of Incorporation have been filed with the Nevada Secretary of State and all filing fees have been paid and satisfied.

Section 1.03 - Registered Office & Registered Agent

Per NRS Section 78.090, the Corporation's registered agent for service of process is located in the State of Nevada, as stated in the Articles. The Corporation may change its registered agent by resolution of the Board and filing a statement with the Secretary of State.

Section 1.04 - Other Offices

The Corporation may have other offices as selected by the Board per NRS Section 78.070.

Section 1.05 - Corporate Seal

Pursuant to NRS Section 78.065, the Board may adopt a corporate seal with the form and inscription of their choosing.

Section 1.06 - Purpose

Pursuant to NRS Section 78.060, this Corporation is formed to engage in any lawful business purpose.

ARTICLE 2 - BOARD OF DIRECTORS

Section 2.01 - Powers and Numbers

Pursuant to NRS Sections 78.115 and 78.120, the management of all the Corporation's affairs, property, and interests shall be managed by or under the direction of the Board. The Board shall be comprised of at least one (1) natural person who need not be a shareholder or resident of Nevada.

Section 2.02 - Director Liability

Each director is required to act in good faith, with reasonable and prudent care, and in the best interest of the Corporation. Directors acting in accordance with NRS Section 78.138 shall be immune from liability arising from official acts on behalf of the Corporation.

Section 2.03 - Election & Removal of Directors

Pursuant to NRS Section 78.330, Directors are elected at each annual shareholder meeting for a term of one (1) year. Directors may be removed by an affirmative vote by the holders of a majority of stock entitled to vote.

Section 2.04 - Vacancies

Per NRS Section 78.335, all vacancies in the Board may be filled by the affirmative vote of a majority of the remaining directors.

Section 2.05 - Regular Meetings

Pursuant to NRS Sections 78.310 and 78.315, meetings of the Board may be held at the Corporation's principal office or at any other place designated by the Board, including by means of remote communication.

Section 2.06 - Special Meetings

Special meetings of the Board may be called by the Chairman, President, Vice President, Secretary, Treasurer, or at least two (2) directors. Special meetings must be preceded by at least forty-eight (48) hours' notice.

Section 2.07 - Action by Directors Without a Meeting

Pursuant to NRS Section 78.315, any action which may be taken at a meeting of the Board may be taken without a meeting, provided all directors unanimously agree and sign a written consent.

Section 2.08 - Quorum

Per NRS Section 78.315, a majority of the entire Board constitutes a quorum, and a quorum is necessary at all meetings to transact business.

Section 2.09 - Executive and Other Committees

Per NRS Section 78.125, the Board may create committees to delegate certain powers, provided the Board passes a resolution indicating such creation.

Section 2.10 - Compensation

Consistent with NRS Section 78.120, the Board may adopt a resolution resulting in directors being paid reasonable compensation for their services.

Section 2.11 - Indemnification

The Corporation shall indemnify any director in accordance with NRS Sections 78.7502 and 78.751, provided the director complies with the standard of care described in NRS Section 78.138.

ARTICLE 3 - STOCK

Section 3.01 - Authority to Issue

Subject to NRS Sections 78.196, 78.211, and 78.215 and the Corporation's Articles, the Corporation is authorized to issue any class of stock or securities convertible into stock.

Section 3.02 - Stock Certificates

Under NRS Section 78.235, shareholders are entitled to stock certificates that certify the shares held by the shareholder. Each stock certificate must contain the Corporation name, shareholder name, number and class of shares, and signatures of two officers.

Section 3.03 - Transfer

Stock of the Corporation is freely transferable, subject to any restrictions. Transfers must be made upon the corporation's stock transfer books.

Section 3.04 - Fractional Shares

Subject to NRS Section 78.205, the Corporation may issue fractions of a share, arrange for disposition of fractional interests, pay fair market value in cash, or issue scrip.

Section 3.05 - Registered Owner

The Corporation shall recognize an individual as the registered owner of stock as determined by the record date.

ARTICLE 4 - SHAREHOLDERS' MEETINGS

Section 4.01 - Meeting Place

Per NRS Section 78.310, all shareholder meetings must be held at the Corporation's principal office or other place predetermined by the Board. Shareholders may participate by virtual or remote conference pursuant to NRS Section 78.320.

Section 4.02 - Annual Meeting

The annual shareholder meeting for the election of directors must be held each year on a date and time to be determined by the Board.

Section 4.03 - Special Meetings

Per NRS Section 78.310, special shareholder meetings may be called by the President, the Board, or the Secretary, or upon request by holders of at least one-tenth of all shares entitled to vote.

Section 4.04 - Notice

Pursuant to NRS Section 78.370, the Secretary shall cause notice to be given to each shareholder of record at least ten (10) days, but no more than sixty (60) days, before the shareholders' meeting.

Section 4.05 - Waiver of Notice

Per NRS Sections 78.325 and 78.375, a shareholder may waive notice by providing a signed written waiver or by attending the meeting without objecting.

Section 4.06 - Record Date

Consistent with NRS Section 78.350, at least ten (10) days before each shareholder meeting, a complete record of shareholders entitled to vote must be made and maintained.

Section 4.07 - Voting Rights

Pursuant to NRS Section 78.350, each outstanding share of stock is entitled to one (1) vote on each matter submitted to a vote at a shareholder meeting.

Section 4.08 - Proxies

Per NRS Section 78.355, a shareholder may vote either in person or by proxy. No proxy is valid after eleven (11) months from the date signed, unless the proxy states otherwise.

Section 4.09 - Quorum

As provided in NRS Section 78.320, the presence, in person or by proxy, of shareholders entitled to cast a majority of all outstanding voting stock constitutes a quorum.

Section 4.10 - Action by Shareholders Without a Meeting

Per NRS Section 78.320, any action which may be taken at any annual or special shareholder meeting may be taken without a meeting if all shareholders entitled to vote consent to the action in writing.

ARTICLE 5 - OFFICERS

Section 5.01 - Designations

Consistent with NRS Section 78.130, the Corporation shall have a President, a Secretary, and a Treasurer, elected by the directors. The same person may hold multiple offices concurrently, except the offices of President and Secretary shall be held by at least two separate individuals.

Section 5.02 - The President

Pursuant to NRS Section 78.130, the President shall preside over all meetings of shareholders and directors, have general supervision of the Corporation's affairs, and perform all other duties incident to the office.

Section 5.03 - Vice President

During the absence or disability of the President, the Vice-President may exercise all functions of the President.

Section 5.04 - Secretary and Assistant Secretaries

Per NRS Section 78.130, the Secretary must issue notices for all meetings, keep minutes, execute stock certificates, have charge of the corporate seal and books, and make reports as required.

Section 5.05 - The Treasurer

Pursuant to NRS Section 78.130, the Treasurer shall have custody of all Corporation monies and securities, keep regular books of account, and disburse funds as ordered by the Board.

Section 5.06 - Officer Indemnification

Subject to NRS Sections 78.7502 and 78.751, officers shall be indemnified by the Corporation, provided the officer acted in accordance with the standard of care described in NRS Section 78.138.

ARTICLE 6 - CAPITAL & FINANCE

Section 6.01 - Dividends

Subject to NRS Section 78.288, dividends may be declared by the Board and paid by the Corporation out of net earnings or unrestricted earned surplus.

Section 6.02 - Depositories

The Corporation's monies must be deposited in banks designated by resolution of the Board. Corporate monies may be drawn out only by check signed by persons determined by Board resolution.

ARTICLE 7 - BOOKS AND RECORDS

Section 7.01 - MeetingMinutes

Per NRS Section 78.0297 and these Bylaws, the Corporation must keep complete and accurate minutes of proceedings of shareholders and the Board.

Section 7.02 - Shareholder List

Consistent with NRS Sections 78.0297 and 78.152, the Corporation must keep a list of shareholders at its registered office, including names, addresses, and number of shares held.

Section 7.03 - Right to Inspect

Subject to NRS Sections 78.0297, 78.105, and 78.257, any director or shareholder has the right to inspect and copy corporate documents during usual business hours.

ARTICLE 8 - NOTICES

Section 8.01 - Mailing of Notice

Any notice may be delivered personally or by mail. If mailed, notice is deemed delivered on the third business day following deposit in the United States mail.

Section 8.02 - Electronic Notice

Any communications may be made by digital or electronic transmission to the recipient's known electronic address.

ARTICLE 9 - SPECIAL CORPORATE ACTS

Section 9.01 - Execution of Written Instruments

All contracts, deeds, and documents must be executed by the President to bind the Corporation.

Section 9.02 - Signing of Checks

All authorizations to distribute corporate funds must be signed by the Treasurer.

Section 9.03 - Shareholder Approval

Pursuant to NRS Section 78.565, shareholder approval is required for non-routine business operations such as mergers, consolidations, conversions, or dissolution.

ARTICLE 10 - AMENDMENTS

Section 10.01 - By Shareholders

These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock at any regular or special shareholder meeting.

Section 10.02 - By Directors

Subject to NRS Section 78.120, the Board has the power to make, alter, amend, and repeal the Corporation's Bylaws, subject to shareholder override.

Section 10.03 - Emergency Bylaws

Consistent with NRS Section 78.120, the Board may adopt emergency Bylaws during any emergency in the Corporation's conduct of business.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1.                That I am the duly elected and acting secretary of ELT Design Holdings Limited, a Nevada corporation; and

2.                That the foregoing Bylaws, comprising seven (7) pages, constitute the Bylaws of said corporation as duly adopted and approved by the board of directors of said corporation by a Unanimous Written Consent dated as of September 16, 2025.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 16th day of September, 2025.

/s/ Wing Tat LI

Wing Tat LI Secretary